Exhibit 99.1

NextGen Healthcare Reports Fiscal 2024 First Quarter Results

Raises Midpoint of Fiscal 2024 Revenue Guidance Range

REMOTE-FIRST COMPANY/NEW YORK– July 24, 2023 – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of innovative, cloud-based healthcare technology solutions, today announced its operating results for the fiscal first quarter ending June 30, 2023.

Fiscal 2024 First Quarter Highlights

•
Total revenue was $178.2 million compared to $153.3 million for the same period a year ago, an increase of 16.2%.
•
Recurring revenue was $163.4 million compared to $139.8 million for the same period a year ago, an increase of 16.9%.
•
Non-recurring revenue was $14.8 million compared to $13.5 million for the same period a year ago, an increase of 9.5%.
•
Fully diluted net income per share was $0.09 compared to $0.02 for the same period a year ago.
•
On a non-GAAP basis, fully diluted earnings per share was $0.24 compared to $0.16 for the same period a year ago.
•
Adjusted EBITDA was $27.7 million compared to $20.1 million for the same period a year ago.
•
Bookings, which reflects annual contract value excluding renewals, were $38.9 million and included four deals greater than $1.0 million.

“We are pleased to report solid top and bottom-line results to start the new fiscal year,” said David Sides, president and chief executive officer of NextGen Healthcare. “Building on the momentum created during fiscal 2023, the Company executed across all fronts and is well positioned to deliver double-digit revenue growth, create operating leverage, and demonstrate effective capital management.”

Updating Fiscal 2024 Full-Year Guidance

•
Revenue is expected to be in the range of $714 million to $722 million, an increase from prior guidance range of $712 million to $722 million.
•
Adjusted EBITDA is expected to be in the range of $125 million to $131 million, consistent with prior guidance.
•
Non-GAAP earnings per share is expected to be in the range of $1.04 to $1.11, consistent with prior guidance.

Conference Call Information

NextGen Healthcare will host a conference call today at 5:00 p.m. EST to discuss operating results from its fiscal 2024 first quarter. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 800-343-4136 or 203-518-9843 for international callers and referencing participant code NXGNQ124 approximately 15 minutes prior to the call. A recording of the live webcast will be available on investor.nextgen.com after the call. It will be archived for 90 days.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our fiscal year 2024 outlook, financial and operating results and statements related to the settlement of the DOJ matter, strategic priorities, growth initiatives and expected capital expenditures. These forward-looking statements are based on the current beliefs, expectations, and assumptions of our management with respect to future events, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “positioned,” “proposed,” “potential,” “project,” “expect,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate, “strategy,” “expectations,” “future,” “likely,” “may,” “should,” “will,” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements.

Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements, including but not limited to: the final outcome of the DOJ investigation, including our ability to negotiate a final settlement agreement with the DOJ; potential additional investigations and proceedings from governmental entities or third parties related to the same or similar conduct; cybersecurity and data protection risks and related liabilities; potential litigation involving us; a shifting revenue mix that may impact gross margin; changes in laws and regulations applicable to our business; changes in market conditions and receptivity to our services and offerings; impact of strategic actions, including acquisitions and dispositions; management of and our success in integrating acquired businesses; our ability to maintain and expand our business with existing clients or effectively transition clients to newer products; our ability to attract new partners and successfully capture new opportunities; our ability to anticipate or respond quickly to market changes, execute our strategy and manage growth; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance.

Additional discussion of these and other risks, uncertainties and factors that could affect our business and financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, impairment of assets, restructuring costs, shareholder disputes and related costs, which include net securities litigation defense, proxy contest, other regulatory and litigation matters, and related costs, net of insurance, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes.

The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate expected to be applied to each quarter of fiscal year 2024 is 21.0%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company calculates free cash flow as total net cash provided by operating activities, net of cash used for the additions of capitalized software costs and equipment and improvements. The Company calculates net debt as line of credit and convertible senior notes less cash and cash equivalents and marketable securities. The Company calculates non-GAAP adjusted EBITDA by excluding net acquisition costs, amortization of acquired intangible assets, impairment of assets, restructuring costs, shareholder disputes and related costs, which include net securities litigation defense, proxy contest, other regulatory and litigation matters, and related costs, net of insurance, share-based compensation, and other non-run-rate expenses from GAAP income from operations and then adding back amortization of capitalized software costs and depreciation as presented within the condensed consolidated statements of cash flows. Non-GAAP adjusted EBITDA margin is calculated as non-GAAP adjusted EBITDA divided by total revenues. The Company calculates Rule of 40 as annual revenue growth rate plus non-GAAP adjusted EBITDA margin.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, impairment of assets, restructuring costs, shareholder disputes and related costs, which include net securities litigation defense, proxy contest, other regulatory and litigation matters, and related costs, net of insurance, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of innovative healthcare technology solutions. We are reimagining ambulatory healthcare with award-winning solutions that enable high-performing practices to create healthier communities. We partner with medical, behavioral and oral health providers in their journey toward whole person health and value-based care. Our highly integrated, intelligent and interoperable solutions go beyond EHR and Practice Management to increase clinical quality and productivity, enrich the patient experience and drive superior financial performance. We are on a quest to achieve better healthcare outcomes for all. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

Media Relations Contact

Tami Andrade

(949) 237-6083

tandrade@nextgen.com

Investor Relations Contact

James Hammerschmidt

(949) 237-6112

jhammerschmidt@nextgen.com

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2023	2022
Revenues:
Recurring	$163,374	$139,759
Software, hardware, and other non-recurring	14,833	13,543
Total revenues	178,207	153,302
Cost of revenue:
Recurring	79,221	62,244
Software, hardware, and other non-recurring	12,174	10,676
Amortization of capitalized software costs and acquired intangible assets	6,991	7,134
Total cost of revenue	98,386	80,054
Gross profit	79,821	73,248
Operating expenses:
Selling, general and administrative	48,193	49,034
Research and development costs, net	20,925	21,795
Amortization of acquired intangible assets	1,188	705
Impairment of assets	359	524
Restructuring costs	90	—
Total operating expenses	70,755	72,058
Income from operations	9,066	1,190
Interest income	1,669	46
Interest expense	(3,239)	(330)
Other income (expense), net	1,050	(5)
Income before provision for (benefit of) income taxes	8,546	901
Provision for (benefit of) income taxes	2,390	(247)
Net income	$6,156	$1,148
Net income per share:
Basic	$0.09	$0.02
Diluted	$0.09	$0.02
Weighted-average shares outstanding:
Basic	66,420	67,588
Diluted	66,853	68,283

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30, 2023	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$70,325	$98,719
Restricted cash and cash equivalents	7,580	7,269
Marketable securities	147,772	139,612
Accounts receivable, net	84,123	88,498
Contract assets	21,422	19,561
Income taxes receivable	3,250	5,248
Prepaid expenses and other current assets	40,259	42,916
Total current assets	374,731	401,823
Equipment and improvements, net	5,561	6,421
Capitalized software costs, net	56,805	54,516
Operating lease assets	3,129	3,335
Deferred income taxes, net	29,474	29,472
Contract assets, net of current	5,391	5,572
Intangibles, net	26,724	28,968
Goodwill	321,756	321,756
Other assets	44,898	44,238
Total assets	$868,469	$896,101
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,184	$12,022
Contract liabilities	48,349	61,601
Accrued compensation and related benefits	22,870	36,241
Income taxes payable	675	622
Operating lease liabilities	3,490	3,826
Other current liabilities	80,273	83,799
Total current liabilities	167,841	198,111
Contract liabilities, net of current	2,251	10,310
Deferred compensation	8,835	8,033
Convertible senior notes, net, noncurrent	267,156	266,843
Operating lease liabilities, net of current	3,365	4,095
Other noncurrent liabilities	8,499	8,274
Total liabilities	457,947	495,666
Commitments and contingencies
Shareholders' equity:
Common stock, $0.01 par value; authorized 100,000 shares; 71,892 shares and 70,875 shares issued at June 30, 2023 and March 31, 2023, respectively; 67,043 shares and 66,026 shares outstanding at June 30, 2023 and March 31, 2023, respectively	719	709
Treasury stock, at cost, 4,849 shares and 4,849 shares at June 30, 2023 and March 31, 2023, respectively	(85,752)	(85,752)
Additional paid-in capital	364,040	359,342
Accumulated other comprehensive loss	(2,239)	(1,462)
Retained earnings	133,754	127,598
Total shareholders' equity	410,522	400,435
Total liabilities and shareholders' equity	$868,469	$896,101

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$6,156	$1,148
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized software costs	5,936	5,354
Amortization of debt issuance costs	440	127
Amortization of other intangibles	2,244	2,486
Net amortization (accretion) of premiums/discounts on marketable securities	(973)	—
Change in fair value of contingent consideration	100	—
Depreciation	1,118	1,292
Excess tax deficiency (benefit) from share-based compensation	211	(411)
Impairment of assets	5	524
Loss on disposal of equipment and improvements	—	41
Loss on foreign currency exchange rates	84	6
Non-cash operating lease costs	392	914
Provision for bad debts	875	241
Share-based compensation	7,956	8,766
Changes in assets and liabilities, net of amounts acquired:
Accounts receivable	3,500	(1,464)
Contract assets	(1,680)	(126)
Accounts payable	130	5,829
Contract liabilities	(21,311)	1,814
Accrued compensation and related benefits	(13,374)	(22,668)
Income taxes	1,956	(191)
Deferred compensation	802	(49)
Operating lease liabilities	(1,067)	(2,085)
Other assets and liabilities	(1,597)	(6,193)
Net cash used in operating activities	(8,097)	(4,645)
Cash flows from investing activities:
Additions to capitalized software costs	(8,225)	(8,998)
Additions to equipment and improvements	(453)	(455)
Proceeds from sales of marketable securities	6,858	—
Proceeds from maturities and redemptions of marketable securities	20,760	—
Purchases of marketable securities	(35,626)	—
Net cash used in investing activities	(16,686)	(9,453)
Cash flows from financing activities:
Proceeds from issuance of shares under employee plans	650	2,068
Repurchase of common stock	—	(2,505)
Payments for taxes related to net share settlement of equity awards	(3,898)	(3,668)
Net cash used in financing activities	(3,248)	(4,105)
Effect of exchange rate changes on cash and cash equivalents	(52)	(129)
Net decrease in cash, cash equivalents, and restricted cash	(28,083)	(18,332)
Cash, cash equivalents, and restricted cash at beginning of period	105,988	66,747
Cash, cash equivalents, and restricted cash at end of period	$77,905	$48,415

NEXTGEN HEALTHCARE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

The following table presents our revenues disaggregated by our major revenue categories and by occurrence:

	Three Months Ended June 30,
	2023	2022
Recurring revenues:
Subscription services	$52,498	$42,759
Support and maintenance	38,509	39,138
Managed services	34,759	30,645
Transactional and data services	37,608	27,217
Total recurring revenues	163,374	139,759

Software, hardware, and other non-recurring revenues:
Software license and hardware	4,971	6,199
Other non-recurring services	9,862	7,344
Total software, hardware and other non-recurring revenues	14,833	13,543

Total revenues	$178,207	$153,302

Recurring revenues as a percentage of total revenues	91.7%	91.2%

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended June 30,
	2023	2022
Income before provision for income taxes - GAAP	$8,546	$901
Non-GAAP adjustments:
Acquisition costs, net	333	—
Amortization of acquired intangible assets	2,244	2,486
Amortization of deferred debt issuance costs	440	127
Impairment of assets	359	524
Restructuring costs	90	—
Shareholder disputes, other regulatory and litigation matters, and related costs, net of insurance	532	121
Share-based compensation	7,956	8,766
Other non-run-rate expenses*	94	407
Total adjustments to GAAP income before provision for income taxes:	12,048	12,431
Income before provision for income taxes - Non-GAAP	20,594	13,332
Provision for income taxes	4,325	2,666
Net income - Non-GAAP	$16,269	$10,666
Diluted net income per share - Non-GAAP	$0.24	$0.16
Weighted-average shares outstanding (diluted):	66,853	68,283

* Other non-run-rate expenses for the three months ended June 30, 2023 consist of $94 excess lease-related expense for vacated facilities not related to core operations.

Other non-run-rate expenses for the three months ended June 30, 2022 consist of $257 excess lease-related expense for vacated facilities and $150 of professional services costs not related to core operations.

RECONCILIATION OF FREE CASH FLOW

	Three Months Ended June 30,
	2023	2022
Net cash used in operating activities	$(8,097)	$(4,645)
Additions to capitalized software costs	(8,225)	$(8,998)
Additions to equipment and improvements	(453)	$(455)
Free cash flow	$(16,775)	$(14,098)

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands)

RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended June 30,
	2023	2022
Income from operations - GAAP	$9,066	$1,190
Non-GAAP adjustments:
Acquisition costs, net	333	—
Amortization of acquired intangible assets	2,244	2,486
Impairment of assets	359	524
Restructuring costs	90	—
Shareholder disputes, other regulatory and litigation matters, and related costs, net of insurance	532	121
Share-based compensation	7,956	8,766
Other non-run-rate expenses*	94	407
Total adjustments to GAAP income from operations	11,608	12,304
Income from operations - Non-GAAP	20,674	13,494
Amortization of capitalized software costs	5,936	5,354
Depreciation	1,118	1,292
Depreciation and Amortization - Non-GAAP	7,054	6,646
Adjusted EBITDA - Non-GAAP	$27,728	$20,140
Total revenues	$178,207	$153,302
Adjusted EBITDA margin - Non-GAAP	15.6%	13.1%

* Other non-run-rate expenses for the three months ended June 30, 2023 consist of $94 excess lease-related expense for vacated facilities not related to core operations.

Other non-run-rate expenses for the three months ended June 30, 2022 consist of $257 excess lease-related expense for vacated facilities and $150 of professional services costs not related to core operations.